As filed with the Securities and Exchange Commission on February 25, 2000

                                                Registration No. 333-30190

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                MORE.COM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                            5912                          94-3300529
 (State or Other Jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)       Classification Code No.)           Identification No.)

                               520 Third Street
                                 Second Floor
                        San Francisco, California 94107
                                (415) 979-9597
  (Address and telephone number of principal executive offices and principal place of business)
                                --------------
                            Donald M. Kendall, Jr.
                            Chief Executive Officer
                                more.com, Inc.
                               520 Third Street
                                 Second Floor
                        San Francisco, California 94107
                                (415) 979-9597
          (Name, address, and telephone number of agent for service)
                                --------------
                                  Copies to:

             Gavin B. Grover, Esq.                            Steven L. Berson, Esq.
              Matthew Burns, Esq.                            Michael S. Russell, Esq.
                Jaclyn Liu, Esq.                            Michael A. DeAngelis, Esq.
              Donald C. Hunt, Esq.                       Wilson Sonsini Goodrich & Rosati
            Morrison & Foerster LLP                          Professional Corporation
               425 Market Street                                650 Page Mill Road
        San Francisco, California 94105                      Palo Alto, CA 94304-1050

                                --------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                        Amount*
                                                                        -------
Securities and Exchange Commission Filing Fee.......................... $22,770
NASD Filing Fee........................................................
Nasdaq National Market Listing Fee.....................................  95,000
Accounting Fees and Expenses...........................................
Blue Sky Fees and Expenses.............................................
Legal Fees and Expenses................................................
Transfer Agent and Registrar Fees and Expenses.........................
Printing Expenses......................................................
Miscellaneous Expenses.................................................
                                                                        -------
  Total................................................................   $
                                                                        =======

--------
* All amounts are estimates except the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee.

Item 14. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we intend to enter into separate indemnification agreements with our directors, officers and certain employees which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

      These indemnification provisions and the indemnification agreement to be entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

      The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities

      From our incorporation to December 31, 1999, we have granted or issued and sold the following unregistered securities:

        1. Stock options to employees, officers, directors and consultants under our amended and restated 1998 stock option plan exercisable for up to an aggregate of 3,997,761 shares of our common stock, at a weighted average exercise price of $1.40 per share.

        2. On May 14, 1998, we issued to Donald M. Kendall, Jr. 1,449,834 shares of our common stock and 22,976 shares of our Series A convertible preferred stock in exchange for his entire membership interest in Nutrition Direct, LLC, our predecessor entity.
        3. On May 14, 1998, we issued to Eric Budin 989,526 shares of our common stock in exchange for his entire membership interest in Nutrition Direct, LLC, our predecessor entity.
        4. On August 18, 1999, we issued to Bergen Brunswig Drug Company
           1,169,922 shares of our common stock in connection with transactions relating to the Prescription Pharmaceuticals Internet Fulfillment
           Services Agreement with Medi-Mail, Inc., a wholly owned subsidiary of Bergen Brunswig.
        5. On November 30, 1999, we issued to Roger Hardy 165,000 shares of our common stock in exchange for 75 shares of common stock in Clearly
           Contacts Lenses, Inc., now a division of more.com.
        6. On November 30, 1999, we issued to William Wrixon 55,000 shares of our common stock in exchange for 25 shares of common stock in Clearly Contacts Lenses, Inc., now a division of more.com.
        7. On February 5, 1998, we issued to North Hollywood Restaurants, Inc.
           a warrant to purchase 3,659 shares of our Series A convertible preferred stock at $1.64 per share for approximately $6,001.00.
        8. On February 5, 1998, we issued to Donald M. Kendall, Jr., a warrant to purchase 14,634 shares of our Series A convertible preferred stock at $1.64 per share for approximately $24,000.00.
        9. On March 2, 1998, we issued to Peter M. Flanigan a warrant to purchase 1,219 shares of our Series A convertible preferred stock at $1.64 per share for approximately $1,999.00.
       10. On March 5, 1998, we issued to Nikolaus V. Huetz a warrant to purchase 1,219 shares of our Series A convertible preferred stock at $1.64 per share for approximately $1,999.00.
       11. On May 14, 1998, we sold to Donald M. Kendall, Sr. 250,384 shares of our Series A convertible preferred stock at $1.64 per share for approximately $410,630.00.
       12. On May 14, 1998, we sold to Peter M. Flanigan 31,089 shares of our
           Series A convertible preferred stock at $1.64 per share for approximately $50,986.00.
       13. On May 14, 1998, we sold to North Hollywood Restaurants, Inc. 62,596 shares of our Series A convertible preferred stock at $1.64 per share for approximately $102,657.00
       14. On May 14, 1998, we sold to Nikolaus von Heutz 31,064 shares of our
           Series A convertible preferred stock at $1.64 per share for approximately $50,945.00.
       15. On May 14, 1998, we sold to 21st Century Internet Fund, L.P.
           1,105,000 shares of our Series B mandatorily redeemable convertible preferred stock at $1.64 per share for approximately $1,812,200.00.
       16. On May 14, 1998, we sold to GreenTree Nutrition Investors, LLC
           331,000 shares of our Series B mandatorily redeemable convertible preferred stock at $1.64 per share for approximately $542,840.00.
       17. On May 27, 1998, we sold to Donald M. Kendall, Jr. 46,000 shares of our Series B mandatorily redeemable convertible preferred stock at $1.64 per share for approximately $75,440.00.
       18. On May 27, 1998, we sold to John Sculley, III 46,000 shares of our
           Series B mandatorily redeemable convertible preferred stock at $1.64 per share for approximately $75,440.00.
       19. On July 14, 1999, we issued to Phoenix Leasing Incorporated a warrant to purchase 26,506 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $44,000.00.

       20. On July 14, 1999, we issued to Robert Kingsbook a warrant to purchase 21,686 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately
           $35,999.00.
       21. On October 28, 1998, we sold to RHO Management Trust I 1,987,952 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $3,300,000.00.
       22. On October 28, 1998, we sold to Healthcare Ventures V, L.P.
           1,325,301 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $2,200,000.00.
       23. On October 28, 1998, we sold to SOFTBANK Venture Capital IV, L.P.
           1,714,145 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $2,845,481.00.
       24. On October 28, 1998, we sold to SOFTBANK Technology Advisors Fund,
           L.P. 32,843 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately
           $54,519.00.
       25. On October 28, 1998, we sold to 21st Century Internet Fund, L.P.
           1,117,470 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $1,855,000.00.
       26. On October 28, 1998, we sold to GreenTree Nutrition Investors, II,
           LLC 391,566 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately
           $650,000.00.
       27. On October 28, 1998, we sold to Donald M. Kendall Jr. 42,169 shares of our Series C mandatorily redeemable convertible preferred stock at $1.66 per share for approximately $70,001.00.
       28. On October 22, 1999, we sold to 21st Century Internet Fund, L.P.
           989,626 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $4,770,000.00.
       29. On October 22, 1999, we sold to Rho Management 1,360,995 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $6,560,000.00.
       30. On October 22, 1999, we sold to SOFTBANK Venture Capital IV 814,274 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $3,924,800.00.
       31. On October 22, 1999, we sold to SOFTBANK Technology Advisors 15,602 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $75,202.00.
       32. On October 22, 1999, we sold to SOFTBANK Venture Capital V, L.P.
           795,128 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $3,832,517.00.
       33. On October 22, 1999, we sold to SOFTBANK Technology Advisors V, L.P.
           21,694 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $104,565.00.
       34. On October 22, 1999, we sold to SOFTBANK Technology Entrepreneurs
           Fund 13,053 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $62,915.00.

       35. On October 22, 1999, we sold to Healthcare Ventures V, L.P. 220,796 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $1,064,237.00.
       36. On October 22, 1999, we sold to Boston Millennia Partners Limited
           Partnership 1,293,230 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $6,233,368.00.
       37. On October 22, 1999, we sold to Boston Millennia Associates I
           Partnership 21,085 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $101,634.00.
       38. On October 22, 1999, we sold to FIMA Finance Management, Inc.
           207,468 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $1,000,000.00.
       39. On October 22, 1999, we sold to Allyn Woodward 8,298 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $40,000.00.
       40. On October 22, 1999, we sold to Josef von Rickenbach 5,186 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $24,998.00.
       41. On October 22, 1999, we sold to Leon Seynave 20,746 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $100,001.00.
       42. On October 22, 1999, we sold to South Ferry #2 L.P. 103,733 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $499,998.00.
       43. On October 22, 1999, we sold to Swander Pace Capital Fund, L.P.
           595,990 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $2,872,672.00.
       44. On October 22, 1999, we sold to SPC GP Fund, LLC 9,913 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $47,781.00.
       45. On October 22, 1999, we sold to SPC Executive Advisors Fund, LLC
           9,872 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $47,583.00.
       46. On October 22, 1999, we sold to SPC Associates Fund, LLC 6,632 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $31,966.00.
       47. On October 22, 1999, we sold to Seligman New Technologies Fund, Inc.
           672,198 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $3,239,999.00.
       48. On October 22, 1999, we sold to Seligman Investment Opportunities
           Fund 157,676 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $759,998.00.
       49. On October 22, 1999, we sold to Seligman Communications and
           Information Fund, Inc. 207,468 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $1,000,001,00.
       50. On October 22, 1999, we sold to Bayview 99 1, LP 16,856 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $81,246.00.
       51. On October 22, 1999, we sold to Bayview 99 II, LP 14,264 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $68,752.00.

       52. On October 22, 1999, we sold to Peter Vidmar 20,746 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $100,000.00.
       53. On October 22, 1999, we sold to Donald M. Kendall, Jr. 18,520 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $89,270.00.
       54. On October 22, 1999, we sold to John Sculley, III 41,493 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $200,000.00.
       55. On October 22, 1999, we sold to Diane Woolf 2,074 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $10,000.00
       56. On October 22, 1999, we sold to Yash Pal Talreja 18,672 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $89,999.00.
       57. On October 22, 1999, we sold to Steven Cash 25,933 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $124,997.00.
       58. On October 22, 1999, we sold to Gordon Friedman 10,000 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $48,200.00.
       59. On October 22, 1999, we sold to Clark Callander 5,186 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $24,997.00.
       60. On October 22, 1999, we sold to Steve Abbott 500 shares of our
           Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $2,410.00.
       61. On November 5, 1999, we sold to GreenTree Nutrition Investors IV,
           L.P. 636,203 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $3,066,498.00.
       62. On November 5, 1999, we sold to Star Growth Enterprise 394,191 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $1,900,001.00.
       63. On November 5, 1999, we sold to SVM Star Ventures
           Managementgesellschaft mbH Nr. 3, 20,747 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $100,001.00.
       64. On November 5, 1999, we sold to Galen Partners III, L.P. 379,073 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $1,827,132.00.
       65. On November 5, 1999, we sold to Galen Partners International III,
           L.P. 34,313 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately
           $165,389.00.
       66. On November 5, 1999, we sold to Galen Employee Fund III, L.P. 1,552 shares of our Series D mandatorily redeemable convertible preferred stock at $4.82 per share for approximately $7,481.00.

      The issuances of the securities in all of the above transactions were deemed to be exempt from registration under the Securities Act in reliance on:
(a) Section 4(2) of the Securities Act by an issuer not involving a public offering, where the purchasers represented their intention to acquire the securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant; (b) Registration S promulgated under the Securities Act for sell of securities outside the United States in offshore transactions to purchasers who are non-"U.S. Persons"; or
(c) Rule 701 promulgated under the Securities Act for transactions pursuant to a compensatory benefit plan or written compensation contract.

      On November 4, 1998, we issued 500,000 shares of our common stock in exchange for the substantial business assets of Acumin Corporation, now a division of more.com, Inc. The issuance of such securities was exempt from the registration requirements of the Securities Act due to the exemptions from registration provided by Sections 3(b) and 4(2) thereof.

      Appropriate legends were affixed to the stock certificates issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

Item 16. Exhibits and Financial Statement Schedules

    (a)  Exhibits

      The exhibits are as set forth in the Exhibit Index.

    (b)  Financial Statement Schedules

      All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

Item 17. Undertakings

      We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      We hereby undertake that:

    (1) For purposes of any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, more.com, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 25th day of February, 2000.

                                        MORE.COM, INC.

                                        By:  /s/ Donald M. Kendall, Jr.
                                          -------------------------------------
                                               Donald M. Kendall, Jr.
                                               Chief Executive Officer and
                                               Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                            Title                    Date
              ---------                            -----                    ----

      /s/ Donald M. Kendall, Jr.       Chief Executive Officer and    February 25, 2000
______________________________________  Director (Principal
        Donald M. Kendall, Jr.          Executive Officer)

        /s/ Laureen De Buono*          Chief Financial Officer and    February 25, 2000
______________________________________  Secretary (Principal
           Laureen De Buono             Financial, Accounting
                                        Officer)

          /s/ Mark Leschly*            Director                       February 25, 2000
______________________________________
             Mark Leschly

         /s/ Thomas A. Penn*           Director                       February 25, 2000
______________________________________
            Thomas A. Penn

                                       Director
______________________________________
             Perk Perkins

         /s/ Donald R. Roden*          Director                       February 25, 2000
______________________________________
           Donald R. Roden

        /s/ E. Scott Russell*          Director                       February 25, 2000
______________________________________
           E. Scott Russell

        /s/ John Sculley III*          Director                       February 25, 2000
______________________________________
           John Sculley III

       /s/ John Neil Weintraut*        Director                       February 25, 2000
______________________________________
         John Neil Weintraut

      /s/ Donald M. Kendall, Jr.
*By: _________________________________
        Donald M. Kendall, Jr.
           Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                          Document                              Page
 -------                         --------                          ------------
   1.1   Form of Underwriting Agreement*........................
   3.1   Amended and Restated Certificate of Incorporation of
         more.com*..............................................
   3.2   Bylaws of more.com*....................................
   4.1   Reference is made to Exhibits 3.1 and 3.2*.............
   4.2   Specimen Stock Certificate of more.com*................
   4.3   Restricted Stock Purchase Agreement between Registrant
         and Donald M. Kendall, dated May 14, 1998+.............
   4.4   Restricted Stock Purchase Agreement between Registrant
         and Eric Budin, dated May 14, 1998 and an amendment
         thereof, dated March 15, 1999+.........................
   4.5   Amended and Restated Investors' Rights Agreement
         between Registrant and the holders of our Series B,
         Series C, Series D and Series E convertible preferred
         stock dated February 11, 2000*.........................
   4.6   Form of Registration Rights Agreement between
         Registrant and certain holders of common stock+........
   5.1   Opinion of Morrison & Foerster LLP as to the legality
         of the common stock*...................................
  10.1   Form of Indemnification Agreement between Registrant
         and each of its executive officers and directors+......
  10.2   Registrant's Amended and Restated 1998 Stock Option
         Plan, as amended and restated, including forms of
         agreements thereunder+.................................
  10.3   Registrant's 2000 Stock Incentive Plan, including forms
         and agreements thereunder+.............................
  10.5   Registrant's 2000 Employee Stock Purchase Plan,
         including forms and agreements thereunder+.............
  10.6   Form of Compensation Protection Agreements between
         Registrant and each of its executive officers+.........
  10.7   Lease for 520 Third Street, Second Floor, San
         Francisco, California 94107, dated August 1, 1999+.....
  10.8   Lease for 485 Third Street, San Francisco, California
         94107, dated October 29, 1999+.........................
  10.9   Lease for 495 Third Street, San Francisco, California
         94107, dated October 29, 1999+.........................
  10.10  Lease for 3401 Market Street, Philadelphia,
         Pennsylvania 19104, dated February 13, 1997 and
         amendments thereunder+.................................
  10.11  Internet Fulfillment Services Agreement between
         Registrant and Bergen Brunswig Drug Company, dated July
         1, 1999+...............................................
  10.12  Prescription Pharmaceuticals Internet Fulfillment
         Services Agreement between Registrant and Medi-Mail,
         Inc., dated August 18, 1999+...........................
  10.13  Service Mark License and Access Agreement between
         Registrant and Bergen Brunswig Drug Company, dated
         August 18, 1999+.......................................
  10.14  Advertising Representative Agreement between Registrant and Bergen Brunswig Drug Company, dated September 30,
         1999+..................................................

                                                                    Sequentially
 Exhibit                                                              Numbered
 Number                          Document                               Page
 -------                         --------                           ------------
  10.15  Database License and Supply and Purchase Agreement
         between Registrant and Lens Express, Inc., dated January
         17, 2000+...............................................
  16.1   Letter regarding change in Certifying Accountant........
  23.1   Consent of Morrison & Foerster LLP. Reference is made to
         Exhibit 5.1*............................................
  23.2   Consent of PricewaterhouseCoopers LLP, Independent
         Accountants+............................................
  24.1   Powers of Attorney. Reference is made to Page [II-4]+...
  27.1   Financial Data Schedule+................................

--------
*  To be filed by amendment

+  Previously filed